    EXHIBIT 99.1

Shutterstock Reports First Quarter 2022 Financial Results

New York, NY - April 26, 2022 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), the leading global creative platform for transformative brands and media companies, today announced financial results for the first quarter ended March 31, 2022.
Commenting on the Company’s performance, Stan Pavlovsky, the Company’s Chief Executive Officer, said, “We had a solid start to 2022 with continued profitable revenue growth. Our Enterprise channel is continuing to perform strongly supported by the integration of strategic solutions along with our creative content offerings. Our acquisitions are also now manifesting themselves more tangibly in our product. As a result, Shutterstock is delivering more value to our customers through our enhanced workflow applications, and we intend to launch additional features and functionalities that we believe will further differentiate our creative platform."

First Quarter 2022 highlights compared to First Quarter 2021:
    Financial Highlights
•Revenue increased 9% to $199.1 million. On a constant currency basis, revenue increased 11%.
•Income from operations decreased 16% to $31.9 million.
•Net income decreased 10% to $26.6 million.
•Adjusted EBITDA decreased 3% to $54.8 million.
•Net income per diluted share decreased $0.08 to $0.71.
•Adjusted net income per diluted share increased $0.02 to $1.00.
•Operating cash flows decreased 37% to $22.7 million.
•Free cash flow decreased 62% to $10.2 million.

    Key Operating Metrics
•Subscribers increased 17% to 359,000.
•Subscriber revenue increased 12% to $85.4 million.
•Average revenue per customer increased 4% to $355.
•Paid downloads decreased 3% to 44.6 million.
•Revenue per download increased 7% to $4.22.
•Image collection expanded 9% to over 405 million images.
•Footage collection expanded 19% to over 25 million clips.

SHUTTERSTOCK INVESTOR RELATIONS MICRO SITE
Accessible at content.shutterstock.com/investor-report/index.html.

FIRST QUARTER RESULTS
Revenue
First quarter revenue of $199.1 million increased $15.9 million or 9% as compared to the first quarter of 2021. Revenue generated through our E-commerce sales channel increased 7% as compared to the first quarter of 2021, to $127.1 million, and represented 64% of total revenue in the first quarter of 2022. E-commerce revenue growth was driven by higher subscriber revenue and also benefited from our acquisitions of TurboSquid and PicMonkey. Revenue from our Enterprise sales channel increased 11% as compared to the first quarter of 2021, to $72.1 million, and represented 36% of first quarter revenue in 2022. Enterprise revenue growth was driven by our multi-asset product offerings and continued momentum in Shutterstock Studios and Shutterstock Editorial.
On a constant currency basis, revenue increased 11% in the first quarter of 2022 as compared to the first quarter of 2021. On a constant currency basis, E-commerce and Enterprise revenues increased by 9% and 13%, respectively, in the first quarter of 2022, as compared to 2021.
Net income and net income per diluted share
Net income of $26.6 million decreased $2.9 million as compared to $29.5 million for the first quarter in 2021. Net income per diluted share was $0.71, as compared to $0.79 for the same period in 2021. This decrease was due primarily to increases in operating expenses partially offset by revenue growth in the first quarter of 2022 as compared to 2021. The increase in operating expenses was driven by higher depreciation and amortization expense reported in cost of revenues resulting from our 2021 acquisitions and higher marketing expenses.
Adjusted net income per diluted share was $1.00 as compared to $0.98 for the first quarter of 2021, an increase of $0.02 per diluted share.
Adjusted EBITDA
Adjusted EBITDA of $54.8 million for the first quarter of 2022 decreased by $1.6 million, or 3%, as compared to the first quarter of 2021, due primarily to higher operating expenses, partially offset by increased revenue. The adjusted EBITDA margin decreased to 27.5% from 30.8% in the first quarter of 2021.
FIRST QUARTER LIQUIDITY
Our cash and cash equivalents decreased by $55.9 million to $258.1 million at March 31, 2022, as compared with $314.0 million as of March 31, 2021. This decrease was driven by $65.6 million used in financing activities and $12.5 million used in investing activities, partially offset by $22.7 million of net cash provided by our operating activities.
Net cash provided by our operating activities was driven by our operating income, in addition to changes in the timing of payments pertaining to operating expenses. Cash used in investing activities primarily consists of $12.5 million related to capital expenditures and content acquisition. Cash used in financing activities consists primarily of $38.4 million for the repurchase of common stock under our share repurchase program, $18.5 million paid in settlement of tax withholding obligations related to employee stock-based compensation awards and $8.7 million related to the payment of the quarterly cash dividend.
Free cash flow was $10.2 million for the first quarter of 2022, a decrease of $16.6 million from the first quarter of 2021. This change was primarily driven by lower cash flows from operating activities.

QUARTERLY CASH DIVIDEND
During the three months ended March 31, 2022, the Company declared and paid cash dividends of $0.24 per common share, or $8.7 million.
On April 19, 2022, the Board of Directors declared a dividend of $0.24 per share of outstanding common stock, payable on June 16, 2022 to stockholders of record at the close of business on June 2, 2022.

KEY OPERATING METRICS

	Three Months Ended March 31,
	2022	2021

Subscribers (end of period)(1)	359,000	306,000
Subscriber revenue (in millions)(2)	$85.4	$76.5

Average revenue per customer (last twelve months)(3)	$355	$342
Paid downloads (in millions)(4)	44.6	45.8
Revenue per download(5)	$4.22	$3.96
Content in our collection (end of period, in millions)(6):
Images	405	370
Footage clips	25	21
_______________________________________________________________________________________________________________________
(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period. For periods ending on or prior to December 31, 2021, subscribers excludes customers related to our acquisitions of TurboSquid and PicMonkey. For the three months ended March 31, 2022, subscribers excludes customers related to PicMonkey.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period. For periods ending on or prior to December 31, 2021, subscriber revenue excludes revenues related to our acquisitions of TurboSquid and PicMonkey. For the three months ended March 31, 2022, subscriber revenue excludes revenues related to PicMonkey.
(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period. For periods ending on or prior to December 31, 2021, average revenue per customer excludes revenues and customers related to our acquisitions of TurboSquid and PicMonkey. For the three months ended March 31, 2022, average revenue per customer excludes revenues and customers related to PicMonkey.
(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to custom content, downloads of content that are offered to customers for no charge, including our free image of the week and downloads associated with our computer vision offering.
(5) Revenue per download is the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from custom content, revenue that is not derived from or associated with content licenses and revenue associated with our computer vision offering.
(6) Represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library on shutterstock.com at the end of the period. This collection metric excludes content that is not uploaded directly to our site but is available for license by our customers through an application program interface, custom content and certain content that may be licensed for editorial use only.

2022 GUIDANCE
The Company’s current expectations for the full year 2022, remain unchanged as follows:
•Revenue of $835 million to $850 million, representing annual growth of 8% - 10%.
•Adjusted EBITDA of between $210 million to $217 million.
•Adjusted net income per diluted share of between $3.65 to $3.80.

NON-GAAP FINANCIAL MEASURES
To supplement Shutterstock’s consolidated financial statements presented in accordance with the accounting principles generally accepted in the United States, or GAAP, Shutterstock’s management considers certain financial measures that are not prepared in accordance with GAAP, collectively referred to as non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow.
Shutterstock defines adjusted EBITDA as net income adjusted for depreciation and amortization, non-cash equity-based compensation, foreign currency transaction gains and losses, interest income and expense and income taxes; adjusted EBITDA margin as the ratio of adjusted EBITDA to revenue; adjusted net income as net income adjusted for the impact of non-cash equity-based compensation, the amortization of acquisition-related intangible assets and the estimated tax impact of such adjustments; adjusted net income per diluted share as adjusted net income divided by weighted average diluted shares; revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage) as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for all periods in the comparison; billings as revenue adjusted for the change in deferred revenue, excluding deferred revenue acquired through business combinations; and free cash flow as cash provided by operating activities, adjusted for capital expenditures, and content acquisition. These figures have not been calculated in accordance with GAAP and should be considered only in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. Shutterstock cautions investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.
Shutterstock’s management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow are useful to investors because these measures enable investors to analyze Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted share provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance; and revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage) provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s operating performance. Management also believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Shutterstock’s management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in internal-use software and website development costs to support the Company’s ongoing business operations and provides them with the same measures that management uses as the basis for making resource allocation decisions.
Shutterstock’s management also uses the non-GAAP financial measures adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to, among other things: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
Reconciliations of the differences between adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings, free cash flow, and the most comparable financial measures calculated and presented in accordance with GAAP, are presented under the headings “Reconciliation of Non-GAAP Financial Information to GAAP” and “Supplemental Financial Data” immediately following the Consolidated Balance Sheets.

EARNINGS TELECONFERENCE INFORMATION
The Company will discuss its first quarter and full year financial results during a teleconference today, April 26, 2022, at 8:30 AM ET. The conference call can be accessed in the U.S. at (844) 634-1442 or outside the U.S. at (615) 247-0239 with the conference ID# 9054804. A live audio webcast of the call will also be available simultaneously at http://investor.shutterstock.com.
Following completion of the call, a recorded replay of the webcast will be available in the investor relations section of Shutterstock’s website. A telephone replay of the call will also be available until May 3, 2022 in the U.S. at (855) 859-2056 or outside the U.S. at (404) 537-3406 with the conference ID# 9054804.
Additional investor information can be accessed at http://investor.shutterstock.com.

ABOUT SHUTTERSTOCK
Shutterstock, Inc. (NYSE: SSTK), is the leading global creative platform for transformative brands and media companies. Directly and through its group subsidiaries, Shutterstock’s comprehensive collection includes high-quality licensed photographs, vectors, illustrations, 3D models, videos and music. Working with its growing community of over 2 million contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 405 million images and more than 25 million video clips available.
Headquartered in New York City, Shutterstock has offices around the world and customers in more than 150 countries. The Company also owns PicMonkey, a leading online graphic design and image editing platform; Offset, a high-end image collection; Shutterstock Studios, an end-to-end custom creative shop; PremiumBeat, a curated royalty-free music library; Shutterstock Editorial, a premier source of editorial images and videos for the world’s media; TurboSquid, a leading 3D content marketplace; Amper Music, an AI-driven music platform; and Bigstock, a value-oriented stock media offering.
For more information, please visit www.shutterstock.com and follow Shutterstock on Twitter and on Facebook.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Examples of forward-looking statements include, but are not limited to, statements regarding guidance, industry prospects, future business, future results of operations or financial condition, future dividends, our ability to consummate acquisitions and integrate the businesses we have acquired or may acquire into our existing operations, new or planned features, products or services, management strategies, our competitive position and the COVID-19 pandemic. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Such risks and uncertainties include, among others, those discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that the Company may file from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The forward-looking statements contained in this press release are made only as of this date and Shutterstock assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Relations Contact	Press Contact
Chris Suh	Aimée Leabon
ir@shutterstock.com	press@shutterstock.com
646-257-4825	917-563-4991

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021

Revenue	$199,132	$183,281

Operating expenses:
Cost of revenue	69,451	61,832
Sales and marketing	53,329	41,921
Product development	13,626	10,731
General and administrative	30,808	30,679
Total operating expenses	167,214	145,163
Income from operations	31,918	38,118
Other income / (expense), net	758	(2,462)
Income before income taxes	32,676	35,656
Provision for income taxes	6,104	6,142
Net income	$26,572	$29,514

Earnings per share
Basic	$0.73	$0.81
Diluted	$0.71	$0.79

Weighted average common shares outstanding:
Basic	36,303	36,336
Diluted	37,204	37,249

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(unaudited)

	March 31, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$258,112	$314,017
Accounts receivable, net of allowance of $2,125 and $1,910	44,774	47,707
Prepaid expenses and other current assets	36,833	26,491
Total current assets	339,719	388,215
Property and equipment, net	50,206	48,074
Right-of-use assets	32,935	34,570
Intangibles assets, net	116,859	123,822
Goodwill	219,176	219,816
Deferred tax assets, net	11,559	10,512
Other assets	25,524	26,701
Total assets	$795,978	$851,710

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,208	$10,092
Accrued expenses	74,131	99,529
Contributor royalties payable	29,816	29,004
Deferred revenue	178,734	180,979
Other liabilities	13,997	14,180
Total current liabilities	303,886	333,784
Deferred tax liability, net	2,517	2,781
Lease liabilities	35,857	36,966
Other non-current liabilities	9,295	9,697
Total liabilities	351,555	383,228
Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 39,352 and 39,209 shares issued and 36,138 and 36,417 shares outstanding as of March 31, 2022 and December 31, 2021, respectively	394	392
Treasury stock, at cost; 3,214 and 2,792 shares as of March 31, 2022 and December 31, 2021, respectively	(165,465)	(127,196)
Additional paid-in capital	373,765	376,537
Accumulated other comprehensive loss	(11,674)	(10,788)
Retained earnings	247,403	229,537
Total stockholders’ equity	444,423	468,482
Total liabilities and stockholders’ equity	$795,978	$851,710

Shutterstock, Inc.
Consolidated Statements of Cash Flows
(In thousands, except par value amount)
(unaudited)

	Three Months Ended March 31,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$26,572	$29,514
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,065	10,091
Deferred taxes	(1,242)	(433)
Non-cash equity-based compensation	7,826	8,210
Bad debt expense	361	526
Changes in operating assets and liabilities:
Accounts receivable	2,366	(5,892)
Prepaid expenses and other current and non-current assets	(1,376)	(9,306)
Accounts payable and other current and non-current liabilities	(26,717)	(72)
Contributor royalties payable	1,030	(369)
Deferred revenue	(1,162)	3,559
Net cash provided by operating activities	$22,723	$35,828

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(11,775)	(8,548)
Business combination, net of cash acquired	—	(72,165)
Acquisition of content	(734)	(489)
Security deposit payment	(16)	(11)
Net cash used in investing activities	$(12,525)	$(81,213)

CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of treasury shares	(38,372)	—
Proceeds from exercise of stock options	—	1,309
Cash paid related to settlement of employee taxes related to RSU vesting	(18,496)	(13,034)
Payment of cash dividend	(8,706)	(7,646)
Net cash used in financing activities	$(65,574)	$(19,371)

Effect of foreign exchange rate changes on cash	(529)	108
Net decrease in cash, cash equivalents and restricted cash	(55,905)	(64,648)

Cash, cash equivalents and restricted cash, beginning of period	314,017	428,574
Cash, cash equivalents and restricted cash, end of period	$258,112	$363,926

Supplemental Disclosure of Cash Information:
Cash paid for income taxes	$1,666	$3,363

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(unaudited)
Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow are not financial measures prepared in accordance with United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. Investors are cautioned that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

	Three Months Ended March 31,
	2022	2021
Net income	$26,572	$29,514
Add / (less) Non-GAAP adjustments:
Depreciation and amortization	15,065	10,091
Non-cash equity-based compensation	7,826	8,210
Other adjustments, net (1)	(758)	2,462
Provision for income taxes	6,104	6,142
Adjusted EBITDA	$54,809	$56,419
Adjusted EBITDA margin	27.5%	30.8%
____________________________________________________________________________________________________________________
(1)Other adjustments, net includes foreign currency transaction gains and losses, and interest income and expense.

	Three Months Ended March 31,
	2022	2021
Net income	$26,572	$29,514
Add / (less) Non-GAAP adjustments:
Non-cash equity-based compensation	7,826	8,210
Tax effect of non-cash equity-based compensation (2)	(1,838)	(1,929)
Acquisition-related amortization expense (3)	6,045	1,099
Tax effect of acquisition-related amortization expense (2)	(1,421)	(258)
Adjusted net income	$37,184	$36,636

Net income per diluted share	$0.71	$0.79
Adjusted net income per diluted share	$1.00	$0.98
Weighted average diluted shares	37,204	37,249
____________________________________________________________________________________________________________________
(2)Statutory tax rates are used to calculate the tax effect of the adjustments.
(3)Of these amounts, $5.5 million and $0.5 million for the three months ended March 31, 2022 and 2021, respectively, are included within cost of revenue in the Statements of Operations. The remainder of acquisition-related amortization expense is included in general and administrative expense in the Statements of Operations.

	Three Months Ended March 31,
	2022	2021
Total Revenues	$199,132	$183,281

Revenue growth	9%	14%
Revenue growth on a constant currency basis	11%	11%

E-commerce revenues	$127,070	$118,400
Revenue growth: E-commerce	7%	19%
Revenue growth: E-commerce on a constant currency basis	9%	16%

Enterprise revenues	$72,062	$64,881
Revenue growth: Enterprise	11%	5%
Revenue growth: Enterprise on a constant currency basis	13%	3%

	Three Months Ended March 31,
	2022	2021
Net cash provided by operating activities	$22,723	$35,828
Capital expenditures	(11,775)	(8,548)
Content acquisition	(734)	(489)
Free cash flow	$10,214	$26,791

	Three Months Ended March 31,
	2022	2021
E-commerce revenue	$127,070	$118,400
Enterprise revenue	$72,062	$64,881
Total revenue	$199,132	$183,281

Change in total deferred revenue(1)	$(2,245)	$3,787
Total billings	$196,887	$187,068
_______________________________________________________________________________________________________________________
(1) Change in total deferred revenue excludes deferred revenue acquired through business combinations.

Shutterstock, Inc.
Supplemental Financial Data
(unaudited)

 Historical Operating Metrics

	Three Months Ended
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20

Subscribers (end of period, in thousands) (1)	359	343	336	321	306	281	255	223
Subscriber revenue (in millions) (2)	$85.4	$81.4	$81.5	$78.1	$76.5	$71.1	$67.6	$62.7

Average revenue per customer (last twelve months) (3)	$355	$368	$361	$356	$342	$333	$328	$326
Paid downloads (in millions) (4)	44.6	45.0	44.3	44.9	45.8	45.8	43.4	44.0
Revenue per download (5)	$4.22	$4.29	$4.20	$4.17	$3.96	$3.91	$3.79	$3.61
Content in our collection (end of period, in millions): (6)
Images	405	400	390	380	370	360	350	340
Footage clips	25	24	23	22	21	21	20	19

Equity-Based Compensation by expense category

	Three Months Ended
($ in thousands)	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20

Cost of revenue	$78	$54	$(49)	$194	$164	$155	$125	$99
Sales and marketing	928	857	638	926	467	586	467	374
Product development	1,781	2,017	1,675	1,799	1,229	1,038	1,263	1,068
General and administrative	5,039	6,612	6,479	6,767	6,350	8,849	6,430	2,095
Total non-cash equity-based compensation	$7,826	$9,540	$8,743	$9,686	$8,210	$10,628	$8,285	$3,636

Depreciation and Amortization by expense category

	Three Months Ended
($ in thousands)	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20

Cost of revenue	$13,760	$13,682	$11,343	$8,214	$8,311	$8,679	$8,222	$9,274
General and administrative	1,305	1,358	2,146	1,937	1,780	1,560	1,527	1,578
Total depreciation and amortization	$15,065	$15,040	$13,489	$10,151	$10,091	$10,239	$9,749	$10,852

(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period. For periods ending on or prior to December 31, 2021, subscribers excludes customers related to our acquisitions of TurboSquid and PicMonkey. For the three months ended March 31, 2022, subscribers excludes customers related to PicMonkey.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period. For periods ending on or prior to December 31, 2021, subscriber revenue excludes revenues related to our acquisitions of TurboSquid and PicMonkey. For the three months ended March 31, 2022, subscriber revenue excludes revenues related to PicMonkey.
(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period. For periods ending on or prior to December 31, 2021, average revenue per customer excludes revenues and customers related to our acquisitions of TurboSquid and PicMonkey. For the three months ended March 31, 2022, average revenue per customer excludes revenues and customers related to PicMonkey.
(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to custom content, downloads of content that are offered to customers for no charge, including our free image of the week and downloads associated with our computer vision offering.
(5) Revenue per download is the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from custom content, revenue that is not derived from or associated with content licenses and revenue associated with our computer vision offering.
(6) Represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library on shutterstock.com at the end of the period. This collection metric excludes content that is not uploaded directly to our site but is available for license by our customers through an application program interface, custom content and certain content that may be licensed for editorial use only.